Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-8302) pertaining to the 1981 and 1986 Incentive Stock Option Plans, the Registration Statement (Form S-8 No. 333-58225) pertaining to the 1993 Stock Option and Incentive Plan, the Registration Statements (Forms S-8 No. 333-62831, No. 333-62835, No. 333-62839, No. 333-62843, and No. 333-
62841) pertaining to the registration of an aggregate of 225,000 shares of common stock pursuant to certain Non-qualified Stock Option Agreements for various employees, and the Registration Statement (Form S-3, No. 33-69800) and the related Prospectuses of LSB Industries, Inc. of our report dated March 17, 2000, except for Note 4, as to which the date is April 6, 2000 with respect to the consolidated financial statements and schedule of LSB Industries, Inc. included in Amenedment No. 2 to the Annual Report (Form 10-K/A) for the year ended December 31, 1999.



                                        ERNST & YOUNG LLP

Oklahoma City, Oklahoma
May 30, 2000